AMENDED SCHEDULE A

dated December 18, 2018

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

dated February 10, 2015 between

THE ADVISORS’ INNER CIRCLE FUND

and

WESTWOOD MANAGEMENT CORP.

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

Name of Fund	Maximum Annual Operating Expense Limit	Initial Term End Date
Westwood LargeCap Value Fund	Institutional Shares 0.65%	February 28, 2019
	A Class Shares 0.90%	February 28, 2019
Westwood Income Opportunity Fund	Institutional Shares 0.90%	February 28, 2016
	A Class Shares 1.15%	February 28, 2016
Westwood SMidCap Fund	Institutional Shares 0.88%	February 28, 2019
Westwood SmallCap Fund	Institutional Shares 0.99%	February 28, 2019
Westwood Low Volatility Equity Fund	Institutional Shares 0.75%	February 28, 2018
Westwood SMidCap Plus Fund	Institutional Shares 0.81%	February 28, 2019
Westwood Short Duration High Yield Fund	Institutional Shares 0.80%	February 28, 2017
	A Class Shares 1.05%	February 28, 2017
Westwood Global Equity Fund	Institutional Shares 1.00%	February 28, 2016
	A Class Shares 1.25%	February 28, 2016
Westwood Emerging Markets Fund	Institutional Shares 1.20%	February 28, 2016
	A Class Shares 1.45%	February 28, 2016
Westwood Emerging Markets Plus Fund	Institutional Shares 1.20%	February 28, 2016
	A Class Shares 1.45%	February 28, 2016
Westwood MLP and Strategic Energy Fund	Institutional Shares 1.00%	February 28, 2017
Westwood Opportunistic High Yield Fund	Institutional Shares 0.75%	February 28, 2017
	Ultra Shares 0.60%	February 28, 2017
Westwood Market Neutral Income Fund	Institutional Shares 1.20%	February 28, 2017
	Ultra Shares 1.05%	February 28, 2017
Westwood Strategic Convertibles Fund	Institutional Shares 0.85%	February 28, 2019
Westwood Worldwide Income Opportunity Fund	Institutional Shares 0.95%	February 28, 2017
Westwood Flexible Income Fund	Institutional Shares 0.79%	February 28, 2020

ACKNOWLEDGED AND ACCEPTED BY:

WESTWOOD MANAGEMENT CORP.

By:	/s/ Julie K. Gerron
Name: Julie K. Gerron
Title: General Counsel & CCO

THE ADVISORS’ INNER CIRCLE FUND

By:	/s/ Dianne Descoteaux
Name: Dianne Descoteaux
Title: VP & Secretary